UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CULLINAN ONCOLOGY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 21, 2023

Dear Cullinan Stockholder:

I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders, or the Annual Meeting, of Cullinan Oncology, Inc., or the Company. The meeting will be held online on June 8, 2023 at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost to the stockholder. The meeting will be conducted via live webcast.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Internet Availability of Proxy Materials, or Notice of Availability, and Proxy Statement.

At the Annual Meeting, the agenda includes:

•

the election of two (2) Class III directors, Nadim Ahmed and Stephen Webster, for three-year terms until their successors have been duly elected and qualified, or until their earlier death, resignation or removal;

•	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

•	the transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. Accordingly, you can access the proxy materials and vote at www.ProxyVote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice of Availability that you received in the mail.

Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, by mail, or, if you request to receive a printed set of the proxy materials, by following the directions on the Notice of Availability. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote during the meeting if you decide to virtually attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if the voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We hope that you will join us on June 8, 2023. Your investment and continuing interest in the Company are very much appreciated.

Sincerely,

/s/ Nadim Ahmed

Nadim Ahmed

President and Chief Executive Officer

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Time	10:00 a.m., Eastern Time

Date	Thursday, June 8, 2023

Place	Virtual. Details on how to participate are described in the Notice of Availability or by visiting www.ProxyVote.com.

Purpose

To elect Nadim Ahmed and Stephen Webster as Class III directors of the Board of Directors, to serve until the Company’s 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

To ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The Board of Directors has fixed the close of business on April 10, 2023 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Virtual Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the virtual meeting. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CGEM2023 and entering the 16-digit control number included in our Notice of Availability of Proxy Materials being mailed to you separately.

Voting by Proxy	If you are a stockholder of record, please vote via the Internet or, for shares held in street name, please submit the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares by mail, over the Internet or by telephone.

By order of the Board of Directors,

/s/ Jacquelyn Sumer

Jacquelyn Sumer

Corporate Secretary

Cambridge, Massachusetts

April 21, 2023

We first made these proxy materials available to stockholders on or about April 21, 2023. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission, or the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Cullinan Oncology, Inc., One Main Street, Suite 1350, Cambridge, Massachusetts 02142, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the SEC’s website at www.sec.gov.

Page
PROXY STATEMENT	1

PROPOSAL NO. 1 – ELECTION OF CLASS III DIRECTORS	7

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS CULLINAN ONCOLOGY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023	13

CORPORATE GOVERNANCE	15

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	32

PRINCIPAL STOCKHOLDERS	34

DELINQUENT SECTION 16(a) REPORTS	38

REPORT OF THE AUDIT COMMITTEE	39

HOUSEHOLDING	40

STOCKHOLDER PROPOSALS	40

OTHER MATTERS	40

CULLINAN ONCOLOGY, INC.

One Main Street

Suite 1350

Cambridge, MA 02142

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 8, 2023

This proxy statement contains information about the 2023 Annual Meeting of Stockholders, or the Annual Meeting, of Cullinan Oncology, Inc., which will be held on June 8, 2023 at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost to the stockholder. The virtual meeting will be conducted via live webcast. You will be able to virtually attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CGEM2023 and entering the 16-digit control number included in our Notice of Internet Availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. In this proxy statement, the terms “Cullinan Oncology,” “Cullinan,” “we,” “us,” and “our” refer to Cullinan Oncology, Inc. The mailing address of our principal executive office is Cullinan Oncology, Inc., One Main Street, Suite 1350, Cambridge, Massachusetts 02142.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the Annual Meeting by giving our Corporate Secretary written notice to that effect.

We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2022, or the 2022 Annual Report, available to stockholders on or about April 21, 2023.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in January 2021; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. Even after we are no longer an emerging growth company, we may remain a smaller reporting company.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 8, 2023:

This proxy statement and our 2022 Annual Report are

available for viewing, printing and downloading at www.ProxyVote.com.

CULLINAN ONCOLOGY, INC.

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 21, 2023, we will begin mailing the Notice of Availability. Our proxy materials, including the Notice of the 2023 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker, bank or other nominee), a voting instruction form, and the 2022 Annual Report will be made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our proxy materials. Therefore, the Notice of Internet Availability, or Notice of Availability, was mailed to holders of record and beneficial owners of our common stock starting on or about April 21, 2023. The Notice of Availability provides instructions as to how stockholders may access and review our proxy materials, including the Notice of the 2023 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2022 Annual Report, on the website referred to in the Notice of Availability or, alternatively, how to request that a printed copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Availability also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice of Availability and our Notice of the 2023 Annual Meeting of Stockholders, this proxy statement and our 2022 Annual Report are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this proxy statement.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 10, 2023.

How many votes can be cast by all stockholders?

There were 39,343,601 shares of our common stock, par value $0.0001 per share, outstanding on April 10, 2023, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. 647,500 shares of Series A convertible preferred stock, par value $0.0001 per share, were outstanding as of April 10, 2023. During the Annual Meeting, the list of stockholders will be available for examination at www.virtualshareholdermeeting.com/CGEM2023.

How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

•

By Internet. You may vote at www.ProxyVote.com 24 hours a day, seven days a week, by following the instructions at that site for submitting your proxy electronically. You will be required to enter the control number provided in the Notice of Availability or the proxy card. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time, June 7, 2023.

•

By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903 24 hours a day, seven days a week. You will be required to provide the control number provided in the Notice of Availability or the proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time, June 7, 2023.

•

By Mail. If you requested and received a printed copy of the proxy materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope by June 7, 2023.

•

During the Annual Meeting. To vote during the live webcast of the Annual Meeting, visit www.virtualshareholdermeeting.com/CGEM2023. You will be required to enter the 16-digit control number provided in the Notice of Availability or the proxy card.

If the Annual Meeting is adjourned or postponed, the deadlines above may be extended.

If you are a beneficial owner of shares held in “street name” by your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from your broker, bank or other nominee rather than from us. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares will depend on the voting processes of the broker, bank or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares of Cullinan Oncology common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies in the proxy card may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How can I virtually attend the Annual Meeting?

To virtually attend and participate in the Annual Meeting, stockholders will need to access the live webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/CGEM2023 and enter the 16-digit control number provided in the Notice of Availability and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares.

The live webcast of the Annual Meeting will begin promptly at 10:00 a.m. Eastern Time on June 8, 2023. We encourage stockholders to login to the website and access the webcast before the Annual Meeting’s start time.

Additionally, questions regarding how to virtually attend and participate via the Internet can be answered by following the assistance instructions included at www.virtualshareholdermeeting.com/CGEM2023 or by calling the phone number (844) 986-0822 if you are located in the United States or (303) 562-9302 if you are located internationally.

If you wish to submit a question during the Annual Meeting, follow the onscreen instructions. Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct which will be posted on www.virtualshareholdermeeting.com/CGEM2023 on the day of the Annual Meeting.

How do I revoke my proxy?

If you are a stockholder of record, you may revoke your proxy by (1) following the instructions on the Notice of Availability and submitting a new vote by Internet, telephone or mail using the procedures described in the “How do I vote?” section above before the applicable deadline, (2) virtually attending and voting during the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Cullinan Oncology, Inc., One Main Street, Suite 1350, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Second Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present virtually or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and “broker non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

What vote is required to approve each matter and how is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Second Amended and Restated Certificate of Incorporation, as amended, or our certificate of incorporation, or by our bylaws. Abstentions and “broker non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker, bank or other nominee may not vote for this proposal, and those votes will be counted as “broker non-votes.” Proposal No. 2 is considered to be a discretionary item, and your broker, bank or other nominee will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most FOR votes will be elected. Shares voting “withheld” have no effect on the election of directors.

Who pays the cost for soliciting proxies?

We will pay the entire cost of preparing and distributing the Notice of Availability and our proxy materials and soliciting votes. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 – ELECTION OF CLASS III DIRECTORS

Our board of directors currently consists of six members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the Class I directors are Thomas Ebeling and Anne-Marie Martin, Ph.D., and their terms will expire at the annual meeting of stockholders to be held in 2024;

•	the Class II directors are Anthony Rosenberg and David P. Ryan, M.D., and their terms will expire at the annual meeting of stockholders to be held in 2025; and

•	the Class III directors are Nadim Ahmed and Stephen Webster, and their terms will expire at the Annual Meeting.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Nadim Ahmed and Stephen Webster for election as the Class III directors at the Annual Meeting. Each of the nominees are currently directors, and each has indicated a willingness to continue to serve as a director, if elected.

Our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates, or the Director Guidelines, provide that the value of diversity should be considered in determining director candidates as well as other factors such as a candidate’s character, judgment, skills, education, expertise and absence of conflicts of interest. However, we do not have a formal policy concerning the diversity of the board of directors. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape in which we operate and adherence to high ethical standards.

In addition to the information presented below regarding each of the nominees and continuing directors’ specific experience, qualifications, attributes and skills that our board of directors and our nominating and corporate governance committee considered in determining that he or she should serve as a director, we also believe that each of our directors has demonstrated business acumen, integrity and an ability to exercise sound judgment, as well as a commitment of service to Cullinan Oncology and our board of directors.

Nominees for Election as Class III Directors

The following table identifies our director nominees and sets forth their principal occupation and business experience during the last five years and their ages as of April 10, 2023.

Name	Positions and Offices Held with the Company	Director Since	Age
Nadim Ahmed	President, Chief Executive Officer and Director	2021	55
Stephen Webster	Director	2020	62

Nadim Ahmed Mr. Ahmed has served as our President and Chief Executive Officer and member of our board of directors since October 2021. Before joining the Company, Mr. Ahmed served as President, Hematology at Bristol Myers Squibb, or BMS, from November 2019 through January 2021. Prior to this, he served in increasing roles of responsibility at Celgene Corporation, or Celgene, from March 2010 to November 2019, most recently as the President, Global Hematology & Oncology. Prior to his tenure at Celgene, Mr. Ahmed served in increasing roles of responsibility at GlaxoSmithKline plc, or GlaxoSmithKline, from June 1998 through March 2010, most recently as the Senior Marketing Director, Hematologic Oncology Franchise. Mr. Ahmed holds a Master of Science degree from Loughborough University and a Bachelor of Science degree from University College London. We believe that Mr. Ahmed is qualified to serve as a member of our board of directors due to his extensive leadership experience in the biopharmaceutical industry.

Stephen Webster Mr. Webster has served on our board of directors since September 2020. Mr. Webster served as the Chief Financial Officer of Spark Therapeutics, Inc., a gene therapy company, from July 2014 until its acquisition by Roche Holding AG for $4.8 billion in December 2019. He was previously Senior Vice President and Chief Financial Officer of Optimer Pharmaceuticals Inc. from July 2012 until its acquisition by Cubist Pharmaceuticals Inc. in October 2013. Mr. Webster currently serves on the board of directors of NextCure, Inc., Nabriva Therapeutics AG (formerly Nabriva Therapeutics plc) and TCR2. Mr. Webster received an A.B. in Economics from Dartmouth College and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania. We believe Mr. Webster is qualified to serve as a member of our board of directors due to his extensive experience in the biopharmaceutical industry, including his prior experience as a chief financial officer and in other management positions.

Vote Required and Board of Directors’ Recommendation

The nominees for Class III director who receive the most FOR votes (also known as a plurality) will be elected. You may vote either FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm for the election of directors. As a result, any shares not voted by you will be treated as a “broker non-vote”. Such “broker non-votes” will have no effect on the results of this vote.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The proposal for the election of directors relates solely to the election of Class III directors nominated by our board of directors.

The board of directors recommends voting “FOR” the election of Nadim Ahmed and Stephen Webster as the Class III directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2026.

Directors Continuing in Office

The following table identifies our continuing directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 10, 2023.

Name	Position and Offices Held with Cullinan Oncology	Director Since	Class and Year in Which Term Will Expire	Age
Thomas Ebeling	Director	2017	Class I – 2024	64
Anne-Marie Martin, Ph.D.	Director	2022	Class I – 2024	51
Anthony Rosenberg	Director	2017	Class II – 2025	70
David P. Ryan, M.D.	Director	2022	Class II – 2025	56

Class I Directors (Term Expires at the 2024 Annual Meeting of Stockholders)

Thomas Ebeling Mr. Ebeling has served as a member of our board of directors since August 2017. He also serves as an Advisor at MPM Capital, a healthcare investment firm. Since 2018, he has served as Chief Executive Officer at TE Convest AG, a consulting and executive coaching company. Prior to that, Mr. Ebeling served as the Chief Executive Officer of ProSiebenSat.1 Media SE, a mass media company, from March 2009 through February 2017. Mr. Ebeling previously served as the Chief Executive Officer of Novartis Consumer Health from September 2007 through September 2008, and as Chief Executive Officer of Novartis Pharmaceuticals Corporation from July 2000 through September 2007. He served in numerous leadership roles at PepsiCo Germany from 1991 through 1996. He is a member of the boards of Qiagen and Orna Therapeutics. Additionally, he currently serves on the board of several private companies. Previously, Mr. Ebeling served on the board of directors of Bayer AG from April 2012 to September 2019 and on the board of directors of Lonza Group AG from March 2013 to March 2017. Mr. Ebeling holds a B.S. in Psychology from the University of Hamburg. We believe that Mr. Ebeling is qualified to serve as a member of our board of directors due to his extensive leadership experience in the life sciences industry.

Anne-Marie Martin, Ph.D. Dr. Martin has served as a member of our board of directors since March 2022. Dr. Martin currently serves as Senior Vice President, Global Head of the Experimental Medicine Unit at GlaxoSmithKline, a public pharmaceutical company, and has held this position since August 2020. She previously served as Senior Vice President, Global Head of Precision Medicine at Novartis Pharma AG, or Novartis, from February 2016 to July 2020. Prior to her position at Novartis, she was Vice President, Head of Biomarker Research & Diagnostic Development at Adaptimmune Therapeutics plc, or Adaptimmune, from May 2015 to February 2016. Prior to Adaptimmune, Dr. Martin held various roles of increasing responsibility at GlaxoSmithKline between March 2005 and April 2015. Additionally, she served as a board observer for Freenome Holdings, Inc., a private biotechnology company, from August 2019 to July 2020. She received her undergraduate degree in biomedical sciences from Sheffield Hallam University, Sheffield, UK and holds a Ph.D. in Immunogenetics from MCP-Hahnemann University in Philadelphia. We believe that Dr. Martin is qualified to serve on our board of directors due to her extensive experience in the biotechnology and pharmaceutical sectors.

Class II Directors (Term Expires at the 2025 Annual Meeting of Stockholders)

Anthony Rosenberg Mr. Rosenberg has served as a member of our board of directors since August 2017 and as the Chairperson of our board of directors since April 2020. Currently, Mr. Rosenberg serves as the Chief Executive Officer of TR Advisory Services GmbH, a consultancy firm advising on business development, licensing, and mergers and acquisitions. From April 2015 to April 2020, Mr. Rosenberg served as a Managing Director of MPM Capital. From January 2012 to February 2015, Mr. Rosenberg served as Corporate Head of M&A and Licensing at Novartis. Mr. Rosenberg currently is a member of the board of directors of argenx SE and is member and chairman of the board of directors of Oculis Holding AG. Previously, Mr. Rosenberg served on the board of directors of Radius Health, Inc. Mr. Rosenberg holds a B.Sc. from the University of Leicester and a M.Sc. Physiology from the University of London. We believe that Mr. Rosenberg is qualified to serve as a member of our board of directors due to his extensive tenure in biotech operations and strategic management.

David P. Ryan, M.D. Dr. Ryan has served as a member of our board of directors since November 2022. Since 2012, Dr. Ryan has served as Clinical Director and Chief of the Massachusetts General Hospital, or MGH, Cancer Center. He has held increasing roles of responsibility at MGH since 1998, specializing in the research and treatment of patients with cancer. Additionally, Dr. Ryan is currently a Shelby Memorial Professor of Medicine in the Field of Cancer Therapeutics at Harvard Medical School. Dr. Ryan is also a member of the American Society for Clinical Oncology and serves as an advisor to both MPM and BioImpact Capital, an affiliate manager of MPM. Dr. Ryan holds a M.D. from Columbia College of Physicians and Surgeons and a B.A. from the College of the Holy Cross. We believe that Dr. Ryan is qualified to serve as a member of our board of directors due to his extensive experience in oncology clinical research.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

Executive Officers Who Are Not Directors

The following table identifies our executive officers who are not directors and sets forth their current positions at Cullinan Oncology and their ages as of April 10, 2023.

Name	Position Held with Cullinan Oncology	Officer Since	Age
Patrick Baeuerle, Ph.D.	Chief Scientific Officer	2016	65
Jeffrey Jones, M.D.	Chief Medical Officer	2022	52
Jennifer Michaelson, Ph.D.	Chief Development Officer	2018	56
Corinne Savill, Ph.D.	Chief Business Officer	2017	63
Jacquelyn Sumer	Chief Legal and Compliance Officer and Secretary	2022	45
Jeffrey Trigilio	Chief Financial Officer and Treasurer	2020	39

Patrick Baeuerle, Ph.D. Dr. Baeuerle co-founded the Company and has served as our Chief Scientific Officer since April 2022. Previously, he was Acting Chief Scientific Officer, Biologics of the Company from September 2016 to April 2022. Dr. Baeuerle also currently serves as an Executive Partner at MPM Capital, a healthcare investment firm, or MPM, Acting Chief Scientific Officer of Crossbow Therapeutics, Inc., and scientific advisor to Aktis Oncology, Inc. Before joining the Company, Dr. Baeuerle served as Vice President, Research, and General Manager of Amgen Research Munich GmbH from March 2012 through March 2015. Prior to this, he was Chief Scientific Officer at Micromet, Inc. from October 1998 through March 2012, and earlier headed small molecule drug discovery at Tularik Inc., a publicly traded biotechnology company acquired by Amgen Inc. Dr. Baeuerle served as Professor and Chairman of Biochemistry at the Medical Faculty of Freiburg University from 1994 through 1996, where he did groundbreaking research on transcription factor NF-kappaB. He has co-founded MPM’s oncology companies Harpoon Therapeutics, Inc., TCR2 Therapeutics, Inc., or TCR2, iOmx Therapeutics AG, or iOmx, Maverick Therapeutics, Inc. and Werewolf Therapeutics, Inc. He currently serves on the board of directors of TCR2 and iOmx. Dr. Baeuerle holds a B.Sc. and Ph.D. in Biology from the University of Munich and performed post-doctoral research with Dr. David Baltimore at the Whitehead Institute at the Massachusetts Institute of Technology.

Jeffrey Jones, M.D. Dr. Jones has served as our Chief Medical Officer since February 2022. Before joining the Company, Dr. Jones served as Vice President, Global Drug Development, Lymphoma and Myeloid Diseases at BMS from April 2020 to February 2022 and as Executive Medical Director, Global Clinical Research and

Development from August 2017 to April 2020. Prior to this, Dr. Jones served as Associate Professor of Clinical Internal Medicine at The Ohio State University College of Medicine. Prior to that, Dr. Jones served as a Clinical Instructor from 2006 to 2014 at The Ohio State University. Dr. Jones received his M.D. from University of Michigan Medical School in Ann Arbor, Michigan and completed his residency in internal medicine at McGill University Faculty of Medicine in Montreal and a fellowship in hematology and medical oncology at MD Anderson Cancer Center in Houston, Texas. Dr. Jones also holds an M.B.A. from The Ohio State University Fisher College of Business and an M.P.H. from the University of Texas School of Public Health.

Jennifer Michaelson, Ph.D. Dr. Michaelson has served as our Chief Development Officer since February 2022. Previously, she was Chief Development Officer, Biologics of the Company from January 2020 to February 2022 and Vice President, Preclinical Research and Early Development of the Company from January 2018 through December 2019. Before joining the Company, Dr. Michaelson served as the Head of Biologics at Celsius Therapeutics, Inc., a biotechnology company, from July 2017 through December 2017. Prior to this, she served in increasing roles of responsibility at Jounce Therapeutics, Inc., from September 2012 through July 2017, most recently as Senior Director and Executive Program Leader and previously as Director of Tumor Immunology and as a consultant. Previously, during her 10 year tenure at Biogen Idec Inc., Dr. Michaelson served as project leader for several monoclonal antibody and bispecific antibody programs in both the oncology and immunology therapeutic areas. Dr. Michaelson holds a B.A. in Biology from Princeton University and Ph.D. from the Department of Cell Biology at Albert Einstein College of Medicine, and completed a post-doctoral fellowship in Philip Leder’s laboratory in the Department of Genetics at Harvard Medical School.

Corinne Savill, Ph.D. Dr. Savill has served as our Chief Business Officer since February 2017. Before joining the Company, Dr. Savill served in increasing roles of responsibility at Novartis, including Global Head of Business Development and Licensing from June 2013 through February 2017, Global Head of Pricing and Market Access from September 2010 through June 2013, Global Head Search and Evaluation, Business Development and Licensing from January 2005 through August 2010 and Regional Manager Europe, Transplantation and Immunology Business Unit from August 2002 through Jan 2005. Prior to her tenure at Novartis, Dr. Savill was Chief Executive Officer of Imutran, a UK based biotechnology company, which was acquired by Novartis. She also previously worked in research at AstraZeneca. Dr. Savill holds a B.S. in Biochemistry from the University of Manchester and obtained her Ph.D. at University College and Middlesex School of Medicine and the Charing Cross Sunley Research Centre in London.

Jacquelyn Sumer, Esq. Ms. Sumer has served as our Chief Legal Officer since August 2022. Before joining the Company, Ms. Sumer served as Chief Legal and Compliance Officer at Genocea Biosciences, Inc., or Genocea, from February 2021 to June 2022. Prior to Genocea, Ms. Sumer was Vice President, Assistant General Counsel at BMS from November 2019 to February 2021. Prior to this, she served as head of Celgene’s CAR T legal team from July 2018 to November 2019. She previously worked at Kaye Scholer, LLP and clerked for the Honorable Gladys Kessler at the United States District Court in Washington D.C. Ms. Sumer holds a J.D. and a Master of Laws in international and comparative law from Duke University School of Law and a B.A. from Bucknell University.

Jeffrey Trigilio Mr. Trigilio has served as our Chief Financial Officer since September 2020. Before joining the Company, Mr. Trigilio served as the Chief Financial Officer at Amylyx Pharmaceuticals, Inc., a pharmaceutical company, from January 2020 through July 2020. Prior to this, he was Vice President, Corporate Finance at BlueRock Therapeutics, Inc., or BlueRock, from August 2018 through January 2020. Prior to his tenure at BlueRock, Mr. Trigilio was a Director, Healthcare Investment Banking at RBC Capital Markets LLC from November 2017 through August 2018. He previously served in increasing roles of responsibility at Alexion Pharmaceuticals, Inc. from April 2013 through November 2017 and at Credit Suisse Securities from July 2008 to March 2013. Mr. Trigilio holds a B.A. in Industrial and Labor Relations from Cornell University and an M.B.A. from Columbia University.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS CULLINAN ONCOLOGY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

Cullinan Oncology’s stockholders are being asked to ratify the appointment by the audit committee of the board of directors of KPMG LLP, or KPMG, as Cullinan Oncology’s independent registered public accounting firm for the fiscal year ending December 31, 2023. KPMG has served as Cullinan Oncology’s independent registered public accounting firm since 2018.

The audit committee is solely responsible for selecting Cullinan Oncology’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholder approval is not required to appoint KPMG as Cullinan Oncology’s independent registered public accounting firm. However, the board of directors believes that submitting the appointment of KPMG to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain KPMG. If the selection of KPMG is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Cullinan Oncology and its stockholders.

A representative of KPMG is expected to be virtually present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from KPMG for the audit of the consolidated financial statements and for other services provided during 2022 and 2021.

Fee Category	2022 ($)	2021 ($)
Audit fees(1)	702,500	470,000
Audit-related fees(2)	—	—
Tax fees(3)	307,420	104,210
All other fees(4)	—	—

Total Fees	1,009,920	574,210

(1)

Audit fees consist of fees for the professional services rendered by KPMG for the audit of our annual financial statements, the financial statements included in our Form 10-Qs, the review of our interim financial statements, comfort letters and consents.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit fees”.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning.
(4)	There were no other fees for 2022 and 2021.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During 2022 and 2021, no services were provided to us by KPMG other than in accordance with the pre-approval policies and procedures described above.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast FOR this proposal is required to ratify the appointment of our independent registered public accounting firm. Votes that are withheld will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee has authority to vote your unvoted shares held by the firm on this proposal. If your broker, bank or other nominee does not exercise this authority, such “broker non-votes” will have no effect on the results of this vote.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of KPMG LLP as Cullinan Oncology’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors and as set forth in the Director Guidelines and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should demonstrate high standards of personal and professional ethics and integrity.

•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Nominees should have skills that are complementary to those of the existing board of directors.

•	Nominees should have the ability to assist and support management and make significant contributions to the Company’s success.

•

Nominees should have an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our bylaws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals.” Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board of directors’ business, provide that:

•	the principal responsibility of our board of directors is to oversee our management;

•	a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;

•	the independent directors meet at least once a year in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors; and

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis.

Director Independence

Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all current members of the board of directors, except Nadim Ahmed, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Ahmed is not an independent director under these rules because he is our President and Chief Executive Officer.

Board Diversity

Although the board of directors does not have a formal policy regarding diversity and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the board of directors, the nominating and corporate governance committee and the full board of directors are committed to creating a board of directors with diversity, including diversity of expertise, experience, background and gender, and are committed to identifying, recruiting and advancing candidates offering such diversity in future searches. The nominating and corporate governance committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the board of directors. Nominees are not discriminated against based on race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The nominating and corporate governance committee assesses the effectiveness of this approach as part of its review of the board’s composition as well as in the course of the board’s and nominating and corporate governance committee’s self-evaluation.

The demographic makeup of our current board of directors, as disclosed by the members themselves, is as follows:

Board Diversity Matrix (as of April 10, 2023)
Total Number of Directors	6
Part I: Gender Identity
	Female	Male	Non-Binary	Did not disclose gender
Directors	1	4	0	1
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did not disclose Demographic Background	1

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, https://investors.cullinanoncology.com/documents-charters.

The table below shows current membership for each of the standing committees of our board of directors.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Thomas Ebeling	Anthony Rosenberg*	Thomas Ebeling*
Anthony Rosenberg	David P. Ryan, M.D.	Anne-Marie Martin, Ph.D.
Stephen Webster*	Stephen Webster	Anthony Rosenberg
Stephen Webster

* Denotes committee chair.

Audit Committee

Thomas Ebeling, Anthony Rosenberg and Stephen Webster serve on the audit committee, which is chaired by Stephen Webster. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Stephen Webster as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2022, the audit committee met four times. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Anthony Rosenberg, David P. Ryan, M.D. and Stephen Webster serve on the compensation committee, which is chaired by Anthony Rosenberg. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. During the fiscal year ended December 31, 2022, the compensation committee met three times. The compensation committee’s responsibilities include:

•	annually reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•

evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and making recommendations to the board of directors with respect to the compensation of our Chief Executive Officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	retaining and approving the compensation of any compensation advisors;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to the board of directors with respect to director compensation; and

•	reviewing and discussing with management the compensation disclosure to be included in our annual proxy statement or Annual Report on Form 10-K.

The compensation committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members to carry out its responsibilities.

Nominating and Corporate Governance Committee

Thomas Ebeling, Anne-Marie Martin Ph.D., Anthony Rosenberg and Stephen Webster serve on the nominating and corporate governance committee, which is chaired by Thomas Ebeling. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2022, our nominating and corporate governance committee met three times. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	reviewing the size and composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and determining a code of business conduct and ethics and a set of corporate governance guidelines;

•	overseeing the evaluation of the board of directors and management; and

•	reviewing and discussing with the board of directors the corporate succession plans for the Chief Executive Officer and other key officers.

The nominating and corporate governance committee considers candidates for board of director membership suggested by its members and our Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Board and Committee Meetings Attendance

The full board of directors met four times during 2022. During 2022, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person was a director), and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable. All of our directors who were then serving on our board of directors attended our 2022 annual meeting of stockholders.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers, directors and employees. Our insider trading policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://investors.cullinanoncology.com/documents-charters. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure and Board’s Role in Risk Oversight

Currently, the role of chairperson of the board of directors is separated from the role of chief executive officer, and we plan to keep these roles separate. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairperson of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chairperson and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Cullinan Oncology

Any interested party with concerns about our company may report such concerns to the board of directors or the chairperson of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Cullinan Oncology, Inc.

One Main Street, Suite 1350

Cambridge, Massachusetts 02142

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.

A copy of any such written communication may also be forwarded to Cullinan Oncology’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Cullinan Oncology’s legal counsel, with independent advisors, with non-management directors, or with Cullinan Oncology’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Cullinan Oncology regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Cullinan Oncology has also established a toll-free telephone number for the reporting of such activity, which is (877) 653-4391.

Director Compensation

The table below shows all compensation earned by or paid to our non-employee directors during the year ended December 31, 2022. Nadim Ahmed, our Chief Executive Officer, does not receive any compensation for his services as director and, consequently, is not included in this table. The compensation received by Mr. Ahmed during 2022 is set forth below in “Executive Compensation—Summary Compensation Table.”

Director Compensation Table — 2022

Name	Fees Earned or Paid in Cash		Option Awards (1)(2)	Total
Thomas Ebeling	$50,500		$149,923	$200,423
Ansbert Gadicke, M.D.(3)	$36,667		$149,923	$186,590
Anne-Marie Martin, Ph.D.(4)	$—	(5)	$349,991	$349,991
Anthony Rosenberg	$86,500		$149,923	$236,423
David P. Ryan, M.D.(6)	$6,667		$249,994	$256,661
Stephen Webster	$59,000		$149,923	$208,923

(1)

Amounts represent the aggregate grant date fair value of options to purchase shares of our common stock granted to our non-employee directors in 2022, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to value the options for this purpose are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC, or the 2022 Annual Report.

(2)

As of December 31, 2022, the aggregate number of shares of our common stock subject to outstanding option awards held by our non-employee directors was as follows: Mr. Ebeling, 108,499 shares; Dr. Gadicke, 7,800 shares; Dr. Martin, 36,880 shares; Mr. Rosenberg, 232,159 shares; Dr. Ryan, 26,150 shares; and Mr. Webster, 49,564 shares.

(3)	Dr. Gadicke resigned from our board of directors effective November 1, 2022. His fees were pro-rated to reflect the number of days he served as a member of the board and committees in 2022.
(4)	Dr. Martin was appointed to our board of directors on March 1, 2022.
(5)

In lieu of the annual cash retainer fees otherwise paid to our non-employee directors, Dr. Martin was granted an option to purchase 36,880 shares of our common stock with a grant date fair value of approximately $350,000 upon her appointment.

(6)	Dr. Ryan was appointed to our board of directors on November 1, 2022. His fees were pro-rated to reflect the number of days he has served as a member of the board.

Non-Employee Director Compensation Policy

Under our director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairperson of our board of directors receives an additional annual retainer for such service. The fees are designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. A schedule of non-employee director cash retainers is set forth below.

Annual Retainer
Board of Directors:
Members	$35,000
Additional retainer for non-executive chairperson	$30,000

Audit Committee:
Members (other than chairperson)	$7,500
Chairperson	$15,000

Compensation Committee:
Members (other than chairperson)	$5,000
Chairperson	$10,000

Nominating and Corporate Governance Committee:
Members (other than chairperson)	$4,000
Chairperson	$8,000

In addition, our non-employee director compensation policy provides that, upon initial election to our board of directors, each non-employee director will be granted an option to purchase shares of our common stock with a grant date fair value of $250,000, or the Initial Grant. The Initial Grant vests in equal installments on the first, second and third anniversaries of the grant date, subject to continued service as a director through the applicable vesting date. Furthermore, on the date of each annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting will be granted an option to purchase shares of our common stock with a grant date fair value of $150,000, or the Annual Grant. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service as a director through the applicable vesting date. Directors are not entitled to the Annual Grant until they have been on our board of directors for a full year. Initial Grants and Annual Grants vest in full upon the sale of the Company.

The initial grant awarded to Dr. Martin was an option to purchase shares of our common stock with a grant date fair value of $350,000 instead of the $250,000 value set out in our director compensation policy due to Dr. Martin not receiving standard board and committee fees. The award vests in equal installments on the first, second and third anniversaries of the grant date, subject to continued service as a director through the applicable vesting date.

We reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the board of directors and committees.

Under the non-employee director compensation policy, the aggregate amount of compensation, including both equity compensation and cash compensation, paid to a non-employee director in any year for service as a director may not exceed $500,000 ($750,000 for the year in which the non-employee director is initially elected or appointed to our board of directors).

Executive Compensation

The compensation provided to our named executive officers for 2022 and 2021 is detailed in the Summary Compensation Table and accompanying footnotes and narrative that follow this table. Our named executive officers for 2022, which consist of the individual who served as our principal executive officer during 2022 and our next two most highly compensated executive officers who were serving as executive officers at the end of 2022, are:

•	Nadim Ahmed, our President and Chief Executive Officer;

•	Patrick Baeuerle, Ph.D., our Chief Scientific Officer; and

•	Jeffrey Trigilio, our Chief Financial Officer.

2022 Summary Compensation Table

The following table presents total compensation awarded to, earned by or paid to our named executive officers for services rendered to us in all capacities during the years listed below.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards (2)		Option Awards(2)	All Other Compensation		Total
Nadim Ahmed(3) President and Chief Executive Officer	2022	$618,000	$370,800	$2,762,750	(4)	$—	$148,977	(5)	$3,900,527
	2021	$125,000	$699,000	$—		$37,723,200	$—		$38,547,200

Patrick Baeuerle, Ph.D. Chief Scientific Officer	2022	$463,500	$266,234	$510,000	(6)	$686,250	$34,000	(7)	$1,959,984
	2021	$450,000	$218,000	$—		$3,973,177	$34,800	(7)	$4,675,977

Jeffrey Trigilio Chief Financial Officer	2022	$452,000	$260,352	$510,000	(6)	$686,250	$15,634	(8)	$1,924,236
	2021	$400,000	$220,000	$—		$2,032,777	$14,858	(8)	$2,667,635

(1)

The amounts reported for 2022 represent discretionary cash bonuses paid by us based on our named executive officers’ performance during such fiscal year. Additionally, the amounts reported for 2022 for both Dr. Baeuerle and Mr. Trigilio include a cash retention bonus for their continued service through August 2022 in the amounts of $46,350 and $45,200, respectively. The amounts reported for 2021 represent discretionary cash bonuses paid by us based on our named executive officers’ performance during such fiscal year, prorated for Mr. Ahmed to reflect the portion of the year during which he was employed by the Company. In addition, the amount reported for Mr. Ahmed for 2021 reflects a sign-on bonus of $625,000 paid in October 2021.

(2)

The amounts reported represent the aggregate grant date fair value of the stock-based compensation awards granted to the named executive officers during 2022 and 2021, respectively, computed in accordance with FASB ASC Topic 718, disregarding the effects of estimated forfeitures. The assumptions used to value the equity awards for this purpose are set forth in Note 9 to our consolidated financial statements included in our 2022 Annual Report.

(3)	Mr. Ahmed commenced employment with the Company in October 2021. He also serves as a member of our board of directors but does not receive any additional compensation for his service as a director.
(4)

The amount reported represents the grant date fair value of Mr. Ahmed’s market-based restricted stock units, or RSUs, based upon the probable achievement level of the corporate stock price metrics associated with the award at the time of grant.

(5)

The amount reported for Mr. Ahmed for 2022 includes $46,343 of commuting and related travel expenses, a housing allowance of $87,000, and $15,250 of 401(k) matching contributions. The housing allowance reported for 2022 reflects $15,000 in housing expenses for the portion of 2021 that Mr. Ahmed was employed by us but that were not paid to Mr. Ahmed until early 2022.

(6)	The amounts reported represent the grant date fair value of Dr. Baeuerle’s and Mr. Trigilio’s service-based RSUs, which were valued based on the closing price of our common stock on the grant date.
(7)	The amount reported for Dr. Baeuerle for 2022 and 2021 represents the value of the corporate apartment provided by us to Dr. Baeuerle.
(8)	The amount reported for Mr. Trigilio for 2022 includes 401(k) matching contributions of $15,250. The amount reported for Mr. Trigilio for 2021 includes 401(k) match contributions of $14,500.

Narrative to Summary Compensation Table

Overview

Our executive compensation program is designed to attract, retain and reward key employees and to align their interests with the interests of our stockholders. Our Chief Executive Officer makes recommendations to our compensation committee about the compensation of his direct reports (except with respect to his own compensation), and our compensation committee is responsible for determining the compensation of our executive officers.

Until November 2022, our compensation committee had engaged Radford as its independent compensation consultant and has subsequently engaged Compensia in such capacity. Each of Radford and Compensia are independent compensation consulting firms and assist or assisted, as the case may be, the compensation committee in evaluating the Company’s executive and director compensation practices, including program design, identification of an appropriate peer group for compensation comparison purposes and providing competitive market pay data. Prior to engaging each of Radford and Compensia, our compensation committee assessed the independence of each of Radford and Compensia from management and, on the basis of that assessment and after taking into consideration the independence factors that are required to be considered under applicable stock exchange listing standards and SEC rules, determined that none of the work performed by either Radford or Compensia gave rise to a conflict of interest or would compromise either Radford or Compensia’s independence.

Base Salary

During 2022 and 2021 the annual base salary for Mr. Ahmed was $618,000 and $600,000, respectively. During 2022 and 2021, the annualized base consulting fees for Dr. Baeuerle were $464,000 and $450,000, respectively. During 2022 and 2021, the annual base salary for Mr. Trigilio was $452,000 and $400,000, respectively.

Bonus Arrangements

Pursuant to the terms of Mr. Ahmed’s employment agreement, his target incentive bonus was 50% of his base salary in both 2022 and 2021. Based on the compensation committee and board of directors’ evaluation of his performance during 2022 and 2021, Mr. Ahmed was awarded a discretionary bonus equal to 60% and 59% of his base salary, respectively. In 2021, his bonus was pro-rated to reflect the portion of the year during which he was employed by the Company. Additionally, in 2021, Mr. Ahmed was granted a one-time sign-on bonus of $625,000, pursuant to the terms of his employment agreement.

Pursuant to the terms of Dr. Baeuerle’s consulting agreement, his target incentive bonus was 40% of his annualized base consulting fees in both 2022 and 2021. Based on the compensation committee’s evaluation of his performance during 2022 and 2021, Dr. Baeuerle was awarded a discretionary bonus equal to 47% and 48% of his annualized base consulting fees, respectively.

Pursuant to the terms of Mr. Trigilio’s employment agreement, his target incentive bonus was 40% of his base salary in both 2022 and 2021. Based on the compensation committee’s evaluation of his performance during 2022 and 2021, Mr. Trigilio was awarded a discretionary bonus equal to 48% and 55% of his base salary, respectively.

Additionally, Dr. Baeuerle and Mr. Trigilio received retention bonuses as part of an initiative implemented broadly across the workforce. The purpose of the retention initiative was to ensure workforce stabilization and continuity during a transition period, especially for key roles given the company had 31 full time employees as of December 31, 2021. Pursuant to the supplemental bonus agreements entered into in February 2022, Dr. Baeuerle and Mr. Trigilio are each entitled to cash retention bonuses tied to continued service with the Company through

August 2023. The total bonus amount is paid in installments according to the following payout schedule: 20% in August 2022, 40% in February 2023 and the remaining 40% in August 2023. In 2022, Dr. Baeuerle and Mr. Trigilio received $46,350 and $45,200, respectively, for their continued service through the August 2022 payout date.

Equity Compensation

Our employees and executive officers are eligible to receive stock options and other stock-based awards pursuant to our 2021 Stock Option and Incentive Plan, or the 2021 Stock Plan.

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity awards provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executive officers and our stockholders. In addition, we believe that equity awards with multi-year vesting requirements promote executive retention because they incentivize our executive officers to remain in our employment during the vesting period. Our compensation committee periodically reviews the equity incentive compensation of our executive officers, including our named executive officers, and from time to time may grant equity incentive awards to them. We typically grant equity awards in the form of stock options in connection with the commencement of an executive officer’s employment and as a combination of both stock options and RSUs on an annual basis thereafter. We set option exercise prices at the closing market price of a share of our common stock on the date of grant (or the immediately preceding date on which a closing market price was reported if there is no closing market price on the date of grant).

On March 5, 2022, pursuant to the terms of his employment agreement, Mr. Ahmed was granted market-based RSUs that represent the right to receive, at settlement, 215,000 shares of our common stock. The number of shares subject to market-based RSUs represents the number of shares issuable upon vesting, assuming the Company achieves its corporate stock price metrics at the target achievement level. The number of shares issuable, if any, when the award vests will depend on the degree of achievement of corporate stock price metrics at the vesting date and ranges between 0% and 200% of the target number of shares. The market-based RSUs will vest and be settled three years from the grant date in an amount to be determined based on the price per share of our common stock at such time. The market-based RSUs are subject to vesting acceleration in the event of a change in control of the Company prior to the vesting date. On October 18, 2021, in connection with the commencement of his employment with us, Mr. Ahmed was granted an option to purchase 2,710,000 shares of our common stock at an exercise price of $21.12 per share with a vesting commencement date of October 18, 2021. One forty-eighth of the shares underlying the option vest monthly subject to continued service through each vesting date. The unvested portion of this option is subject to vesting acceleration in connection with a change in control of the Company, also known as a “sale event”, or termination of Mr. Ahmed’s employment by us without “cause” (each as defined in the 2021 Stock Plan).

On February 11, 2022, Dr. Baeuerle was granted (i) an option to purchase 75,000 shares of our common stock at an exercise price of $13.60 per share and (ii) RSUs that represent the right to receive, at settlement, 37,500 shares of our common stock, or the 2022 Baeuerle Equity Awards. One forty-eighth of the shares underlying the 2022 Baeuerle Equity Awards vest monthly, subject to continued service through each vesting date. On January 7, 2021, in connection with the equity exchange related to our reorganization prior to our initial public offering, Dr. Baeuerle was granted (i) an option to purchase 262,114 shares of our common stock at an exercise price of $4.30 per share with a vesting commencement date of September 1, 2018 and (ii) an option to purchase 407,993 shares of our common stock at an exercise price per share of $4.30 with a vesting commencement date of May 15, 2019, or, collectively, the Baeuerle Equity Exchange Options. On January 7, 2021, Dr. Baeuerle was also granted an option to purchase 286,665 shares of our common stock at an exercise price of $21.00 per share, reflecting the initial public offering price of our common stock on such date, with a vesting commencement date of January 7, 2021, or the Baeuerle IPO Option and, together with the Baeuerle Equity Exchange Options, the 2021 Baeuerle Options. With respect to each of the 2021 Baeuerle Options, 25%

of the shares underlying the option vest on the first anniversary of the vesting commencement date and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service through each vesting date. The unvested portions of the 2022 Baeuerle Equity Awards and the 2021 Baeuerle Options are subject to vesting acceleration in connection with a change in control of the Company, also known as a “sale event”, or termination of Dr. Baeuerle’s consulting relationship by us without “cause” (each as defined in the 2021 Stock Plan).

On February 11, 2022, Mr. Trigilio was granted (i) an option to purchase 75,000 shares of our common stock at an exercise price of $13.60 per share and (ii) RSUs that represent the right to receive, at settlement, 37,500 shares of our common stock, or the 2022 Trigilio Equity Awards. One forty-eighth of the shares underlying the 2022 Trigilio Equity Awards vest monthly, subject to continued service through each vesting date. On January 7, 2021, in connection with the equity exchange related to our reorganization prior to our initial public offering, Mr. Trigilio was granted an option to purchase 252,891 shares of our common stock at an exercise price of $4.30 per share with a vesting commencement date of September 8, 2020, or the Trigilio Equity Exchange Option. On January 7, 2021, Mr. Trigilio was also granted an option to purchase 146,665 shares of our common stock at an exercise price of $21.00 per share, reflecting the initial public offering price of our common stock on such date, with a vesting commencement date of January 7, 2021, or the Trigilio IPO Option and, together with the Trigilio Equity Exchange Option, the 2021 Trigilio Options. With respect to each of the 2021 Trigilio Options, 25% of the shares underlying the option vest on the first anniversary of the vesting commencement date and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service through each vesting date. The unvested portions of the 2022 Trigilio Equity Awards and the 2021 Trigilio Options are subject to vesting acceleration in connection with a change in control of the Company, also known as a “sale event”, or termination of Mr. Trigilio’s employment by us without “cause” (each as defined in the 2021 Stock Plan).

Employment Agreements and Service Agreements with our Named Executive Officers

We have entered into employment agreements or service agreements with each of our named executive officers. Each agreement sets forth such executive officer’s base salary or base consulting fee, as applicable, target bonus percentage, and eligibility to participate in our benefit plans generally. Each of Mr. Ahmed and Mr. Trigilio is also subject to a confidentiality, assignment and non-solicitation agreement, which provides for a perpetual post-termination confidentiality covenant as well as non-solicitation of employees and consultants covenants that apply during employment and for one year following termination. In December 2020, we also entered into a new service agreement with Dr. Baeuerle, which became effective upon our initial public offering. The terms “cause”, “good reason” and “change in control” referred to below are defined in each named executive officer’s employment agreement or service agreement, as applicable.

Nadim Ahmed

In October 2021, we entered into an employment agreement with Mr. Ahmed, who currently serves as our President and Chief Executive Officer. The employment agreement provides for an annual base salary, subject to periodic review by our board of directors or compensation committee, and an annual target bonus equal to 50% of Mr. Ahmed’s annual base salary, with the actual amount of any bonus payable determined in the sole discretion of our board of directors or compensation committee based on milestones to be determined by our board of directors or compensation committee. Pursuant to his employment agreement, Mr. Ahmed received a sign-on bonus of $625,000, which is repayable by him if he resigns other than for good reason or is terminated by us for cause, in either case within 18 months of the commencement of his employment (with any repayment obligation being pro-rated after the first anniversary). Mr. Ahmed is also entitled to a housing allowance of $6,000 per month to secure temporary housing until the earlier of the fourth anniversary of his employment commencement date or the date on which he no longer has a need for temporary housing. The employment agreement also provides for Mr. Ahmed to be nominated for election to our board of directors and to be recommended to our stockholders for election to our board of directors for so long as he remains our Chief Executive Officer.

Under Mr. Ahmed’s employment agreement, in the event that Mr. Ahmed’s employment is terminated by us without cause or Mr. Ahmed resigns for good reason, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor and, in the Company’s sole discretion, a one-year post-employment noncompetition agreement, he will be entitled to receive (i) an amount equal to 12 months of his then-current base salary plus a pro-rata portion of his annual bonus, based on actual performance for the year, and (ii) if Mr. Ahmed is participating in our group health plans immediately prior to his termination and elects COBRA health continuation, continuation of such group health coverage at the same rate as if he were an active employee, until the earliest of (A) the 12-month anniversary of his termination, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the cessation of his continuation rights under COBRA. The employment agreement also provides that, in lieu of the payments and benefits described above, in the event that Mr. Ahmed’s employment is terminated by us without cause or Mr. Ahmed resigns for good reason, in either case within 12 months following a change in control of the Company, subject to the execution and effectiveness of a general release of claims in our favor, he will be entitled to receive (i) an amount equal to 24 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus his prorated annual bonus, based on actual performance for the year, and (ii) an amount equal to the premiums the Company would have paid to its group health plan provider or the COBRA provider as a monthly employer contribution if Mr. Ahmed had remained employed by the Company for an additional 24 months. In addition, in the event of a termination of Mr. Ahmed’s employment by us without cause or by him for good reason, in either case within 12 months following a change in control of the Company, all outstanding equity awards that vest solely based on time will become fully vested and any performance-based RSUs outstanding will vest pro-rata based on the period of Mr. Ahmed’s employment during the applicable performance period.

Patrick Baeuerle, Ph.D.

In connection with our initial public offering in 2021, we entered into a service agreement with Dr. Baeuerle, who currently serves as our Chief Scientific Officer. This service agreement supersedes the prior consulting agreement entered into between Dr. Baeuerle and the Company on January 1, 2019. The service agreement provides for fixed annualized consulting fees, subject to periodic review by our board of directors or compensation committee, and an annual target bonus equal to 40% of Dr. Baeuerle’s annualized consulting fees, with the actual amount of any bonus payable determined in the sole discretion of our board of directors or compensation committee, subject to the terms of any applicable incentive compensation plan of the Company.

Under Dr. Baeuerle’s service agreement, in the event that Dr. Baeuerle’s engagement is terminated by us without cause or Dr. Baeuerle resigns for good reason, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive an amount equal to nine months of his then-current annualized consulting fee plus a pro-rata portion of his annual target bonus. The service agreement also provides that, in lieu of the payments described above, in the event that Dr. Baeuerle’s engagement is terminated by us without cause or Dr. Baeuerle resigns for good reason, in either case within 12 months following a change in control of the Company, subject to the execution and effectiveness of a general release of claims in our favor, he will be entitled to receive a lump sum cash payment equal to (i) 12 months of his then-current annualized consulting fee (or his annualized consulting fee in effect immediately prior to the change in control if higher) plus (ii) his annual target bonus for the then-current year (or the annual target bonus in effect immediately prior to the change in control, if higher).

The service agreement also provides that in the event Dr. Baeuerle’s engagement ends as a result of his death or disability, unless otherwise set forth in an award agreement evidencing an equity award subject to performance-based vesting, 25% of each then-unvested equity award outstanding, plus an additional 5% for each full year of service to the Company, will immediately accelerate and become fully vested and exercisable or nonforfeitable on the date of termination. The service agreement further provides that in the event Dr. Baeuerle’s engagement is terminated by us without cause or Dr. Baeuerle resigns for good reason, in either case within 12 months following a change in control of the Company, each outstanding equity award will immediately accelerate and become fully vested and exercisable or nonforfeitable on the date of termination.

Jeffrey Trigilio

In connection with our initial public offering in 2021, we entered into a new employment agreement with Mr. Trigilio who currently serves as our Chief Financial Officer. His employment agreement provides for an annual base salary, subject to periodic review by our board of directors or compensation committee, and an annual target bonus equal to 40% of Mr. Trigilio’s annual base salary, with the actual amount of any bonus payable determined in the sole discretion of our board of directors or compensation committee, subject to the terms of any applicable incentive compensation plan of the Company.

Under Mr. Trigilio’s employment agreement, in the event that Mr. Trigilio’s employment is terminated by us without cause or Mr. Trigilio resigns for good reason, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor and, in the Company’s sole discretion, a one-year post-employment noncompetition agreement, he will be entitled to receive (i) an amount equal to nine months of his then-current base salary plus a pro-rata portion of his annual target bonus, and (ii) if Mr. Trigilio is participating in our group health plans immediately prior to his termination and elects COBRA health continuation, continuation of such group health coverage at the same rate as if he were an active employee, until the earliest of (A) the nine-month anniversary of his termination, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the cessation of his continuation rights under COBRA. Mr. Trigilio’s employment agreement also provides that, in lieu of the payments and benefits described above, in the event that his employment is terminated by us without cause or he resigns for good reason, in either case within 12 months following a change in control of the Company, subject to the execution and effectiveness of a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to 12 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus his annual target bonus for the then-current year (or the annual target bonus in effect immediately prior to the change in control, if higher), and (ii) if Mr. Trigilio is participating in our group health plans immediately prior to his termination and elects COBRA health continuation, continuation of such group health coverage at the same rate as if he were an active employee, until the earliest of (A) the 12-month anniversary of his termination, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the cessation of his continuation rights under COBRA.

Mr. Trigilio’s employment agreement also provides that in the event his employment ends as a result of his death or disability, unless otherwise set forth in an award agreement evidencing an equity award subject to performance-based vesting, 25% of each then-unvested equity award outstanding, plus an additional 5% for each full year of service to the Company, will immediately accelerate and become fully vested and exercisable or nonforfeitable on the date of termination. The employment agreement further provides that in the event Mr. Trigilio’s employment is terminated by us without cause or Mr. Trigilio resigns for good reason, in either case within 12 months following a change in control of the Company, unless otherwise set forth in an award agreement evidencing an equity award subject to performance-based vesting, each outstanding equity award will immediately accelerate and become fully vested and exercisable or nonforfeitable on the date of termination.

Outstanding Equity Awards at Fiscal Year End Table

The following table presents the outstanding equity awards held by each of our named executive officers as of December 31, 2022.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date	Number of shares or units that have not vested		Market value of shares or units that have not vested(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(1)
Nadim Ahmed	790,416	1,919,584	(2)	$21.12	10/17/2031	—		—	—		—
	—	—		—	—	—		—	53,750	(3)	$567,063
Patrick Baeuerle, Ph.D.	240,114	—		$4.30	10/28/2030	—		—	—		—
	365,493	42,500	(2)	$4.30	10/28/2030	—		—	—		—
	137,360	149,305	(2)	$21.00	12/30/2030	—		—	—		—
	15,625	59,375	(4)	$13.60	2/11/2032	—		—	—		—
	—	—		—	—	3,903	(5)	$41,177	—		—
	—	—		—	—	2,774	(5)	$29,266	—		—
	—	—		—	—	29,688	(6)	$313,208	—		—
Jeffrey Trigilio	119,250	110,641	(2)	$4.30	10/28/2030	—		—	—		—
	70,276	76,389	(2)	$21.00	12/30/2030	—		—	—		—
	15,625	59,375	(4)	$13.60	2/11/2032	—		—	—		—
	—	—		—	—	29,688	(6)	$313,208	—		—

(1)

Amounts shown are based on a price of $10.55 per share, which was the closing market price of our common stock as reported on the Nasdaq Global Select Market on the last trading day of the year, December 30, 2022.

(2)

Represents an option to purchase shares of our common stock, which vests as follows: 25% of the shares underlying the option vest on the first anniversary of the vesting commencement date and the remaining shares vest in 36 equal monthly installments thereafter, subject to the executive’s continued service through each vesting date.

(3)

Represents shares of common stock underlying market-based RSUs granted on March 5, 2022, which vests three years from the grant date in an amount to be determined based on the price per share of our common stock at such time, assuming the Company achieves its corporate stock price metrics at the threshold achievement level.

(4)	Represents an option to purchase shares of our common stock, which vests in 48 monthly equal installments, subject to the named executive officer’s continued service through each vesting date.
(5)	Represents shares of restricted stock granted on December 16, 2019, which vest in 48 monthly equal installments, subject to the named executive officer’s continued service through each vesting date.
(6)

Reflects shares of common stock underlying service-based RSUs granted on February 11, 2022, which vest in 48 monthly equal installments, subject to the named executive officer’s continued service through each vesting date.

Compensation Risk Assessment

We do not believe that our executive compensation program encourages excessive or unnecessary risk taking. Our compensation program, including any performance-based compensation, is designed to encourage our named executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Employee Benefits

Our eligible U.S. employees participate in a tax-qualified retirement plan that provides an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual limits under the Internal Revenue Code of 1986, as amended, or the Code. We make a safe harbor matching contribution equal to 100% of our employee’s deferrals, up to a maximum of 5% of the employee’s salary, subject to applicable Code limits.

All of our full-time employees, including our executive officers, are eligible to participate in certain medical, disability and life insurance benefit programs offered by us. We pay the premiums for term life insurance and short and long-term disability for all of our employees, including our executive officers. We also provide all employees, including our executive officers, paid time off benefits including, vacation, sick time and holidays. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees or executive officers.

In accordance with our insider trading policy, our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. In addition, our directors and executive officers may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Equity Compensation Plan Information

The following table provides information as of December 31, 2022 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	Equity Compensation Plans as of December 31, 2022
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in first column)
Equity compensation plans approved by security holders(1)(2)(3)	7,695,780	$18.03	2,980,918
Equity compensation plans not approved by security holders(4)	1,638,500	$12.38	—

Total	9,334,280	$17.04	2,980,918

(1)	Consists of the 2021 Stock Plan and our 2021 Employee Stock Purchase Plan, or the ESPP.
(2)

The 2021 Stock Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1 by (i) 5% of the number of shares of our common stock outstanding on the immediately preceding December 31, or (ii) such lesser number of shares as determined by our compensation committee. On January 1, 2023, 2,289,822 additional shares were reserved for issuance under the 2021 Stock Plan pursuant to this provision.

(3)

The ESPP provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1 by the lesser of (i) 833,330 shares of common stock, (ii) 1% of the number of shares of our common stock outstanding on the immediately preceding December 31, or (iii) such lesser number of shares as determined by our board of directors. On January 1, 2023, 457,964 additional shares were reserved for issuance under the ESPP pursuant to this provision.

(4)

Consists of shares of common stock issuable upon exercise of outstanding stock options granted pursuant to the Nasdaq inducement grant exception as a component of employment compensation for employees. The inducement grants were made as an inducement material to employees entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2021, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Participation in our IPO

Certain of our executive officers and existing stockholders purchased shares of our common stock in our initial public offering, or IPO, in January 2021 at the initial public offering price. The following table sets forth the number of shares of our common stock purchased by our executive officers and existing stockholders at the initial public offering price of $21.00 per share.

Stockholder	Shares of Common Stock	Aggregate Purchase Price
Owen Hughes(1)	2,500	$52,500
Jeffrey Trigilio(2)	2,250	$47,250
Entities affiliated with F2 Ventures(3)	200,000	$4,200,000
UBS Oncology Impact Fund L.P.(4)	300,000	$6,300,000

(1)	At the time of the IPO, Owen Hughes was our President and Chief Executive Officer.
(2)	Jeffrey Trigilio is our Chief Financial Officer.
(3)

Entities affiliated with F2 Ventures, including F2 Bio TD, LLC, F2 MC, LLC, F2 TPO Investments LLC, F2 GC, LLC and F2 MG Limited, collectively, beneficially own more than 5% of our outstanding common stock. Dr. Jovan-Embiricos, a former member of our board of directors, serves as Managing Partner of F2 Ventures.

(4)

UBS Oncology Impact Fund L.P., or OIF, beneficially owns more than 5% of our outstanding common stock. Dr. Baeuerle, our Chief Scientific Officer serves as Executive Partner at OIF. Dr. Gadicke, a former member of our board of directors, serves as Managing Director of OIF.

Agreements with Our Stockholders

Preferred Stock Financing Agreements

In connection with our preferred stock financings prior to our IPO, we entered into an investors’ rights agreement and stockholders agreement, in each case, with the purchasers of our preferred stock and certain holders of our common stock. All of the material provisions of these agreements terminated immediately prior to the completion of our IPO, other than the provisions relating to registration rights, which continued in effect following the completion of our IPO and entitle the holders of such rights to demand that we file a registration statement, subject to certain limitations, and to request that their shares be covered by a registration statement that we are otherwise filing.

Royalty Transfer Agreements

Cullinan Amber Corp., or Cullinan Amber, Cullinan Florentine Corp., or Cullinan Florentine, and Cullinan MICA Corp., or Cullinan MICA, are each party to royalty transfer agreements, or the Royalty Transfer Agreements, with MPM Oncology Charitable Foundation, Inc., and UBS Optimus Foundation, or, together, the Foundations. Under each of these respective agreements, each Foundation is entitled to receive a low single digit royalty percentage of all global net sales of any products developed by the applicable subsidiary, subject to limitations after patent expirations and on intellectual property developed after a change of control.

Unless earlier terminated, each Royalty Transfer Agreement shall terminate on a country-by-country basis upon the later of (i) the date that is the 12th anniversary of the first commercial sale of that subsidiary’s product in such country and (ii) the expiration of the last to expire issued patent claim of any pre-acquisition intellectual property covering the composition or use of such subsidiary’s product in such country. The Foundations are affiliated with OIF, which beneficially owns more than 5% of our outstanding common stock, and Dr. Gadicke, a former member of our board of directors.

Simultaneously with the execution of each Royalty Transfer Agreement, Cullinan Amber, Cullinan Florentine, and Cullinan MICA each also entered into a letter agreement, or the Royalty Letter with the Foundations and the Company. Pursuant to the Royalty Letters, the parties agreed that a portion of the cash consideration paid by the Company to the applicable subsidiary for the purchase of securities was to be treated as consideration for the right to receive a low single digit royalty percentage of all global net sales of any company products received by the applicable subsidiary, or the Royalty Stream. Further, effective immediately subsequent to the purchase by the Company of the Royalty Stream, the Company transferred its rights under the Royalty Stream to the Foundations by directing the applicable subsidiary to execute, deliver, and perform a Royalty Transfer Agreement. In June 2022, in connection with the sale of our equity interest in Cullinan Pearl Corp., or Cullinan Pearl, to Taiho Pharmaceutical Co., Ltd., or Taiho, we amended the Royalty Transfer Agreement and Royalty Letter applicable to Cullinan Pearl to provide that the applicable Royalty Stream would not include the net sales of products owned or controlled by Taiho that are commercialized by or on behalf of Taiho in Japan. The form of royalty transfer agreement is filed as Exhibit 10.21 to our Registration Statement on Form S-1 filed on December 18, 2020.

Employment and Consulting Arrangements

We have entered into employment or consulting agreements with our executive officers. For more information regarding the agreements with our named executive officers, see “Executive Compensation—Employment Agreements.”

Consulting Agreement with Corinne Savill, Ph.D.

Effective as of January 12, 2021, we entered into a Services Agreement with our Chief Business Officer, Corinne Savill, Ph.D., pursuant to which we agreed to pay Dr. Savill a base consulting fee of $380,000 per year and Dr. Savill is eligible to receive a 40% annual performance bonus subject to approval of our board of directors. For 2022, Dr. Savill’s base consulting fee was increased to $391,400. The services agreement has a term that expires on the last date on which Dr. Savill provides services to the Company.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Related Person Transaction Policy

Our board of directors reviews and approves transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, each a related party. Our related party transactions policy provides that such transactions must be approved by our audit committee. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 3, 2023 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially owner of 5% or greater of the outstanding shares of our common stock.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 39,343,601 shares of our common stock outstanding as of April 3, 2023.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or other rights held by such person that are currently exercisable or exercisable within 60 days of April 3, 2023 are considered outstanding and beneficially owned by the person holding the options or other rights for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Cullinan Oncology, Inc., One Main Street, Suite 1350, Cambridge, MA 02142.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
UBS Oncology Impact Fund L.P.(1)	7,648,268	19.44%
Entities affiliated with BVF, Inc.(2)	7,509,059	16.39%
Entities affiliated with F2 Ventures(3)	3,783,971	9.62%
CHI Advisors LLC(4)	3,317,544	8.43%
The Vanguard Group(5)	2,812,965	7.15%
BlackRock, Inc.(6)	2,506,215	6.37%

Named Executive Officers and Directors
Nadim Ahmed(7)	1,093,620	2.70%
Patrick Baeuerle, Ph.D.(8)	1,199,135	2.98%
Jeffrey Trigilio(9)	273,360	*
Thomas Ebeling(10)	159,528	*
Anne-Marie Martin, Ph.D.(11)	12,294	*
Anthony Rosenberg(12)	260,686	*
David P. Ryan, M.D.	—	*
Stephen Webster(13)	24,659	*
All executive officers and directors as a group (12 persons)(14)	3,743,199	8.82%

*	Less than 1%
(1)

Information herein is solely based on a Form 4 filed with the SEC on September 20, 2021 by (i) OIF, (ii) Oncology Impact Fund (Cayman) Management L.P., or OIF GP, (iii) MPM Oncology Impact Management LP, or MPM LP, and (iv) MPM Oncology Impact Management GP LLC, or MPM GP. The general partner of OIF is OIF GP. The general partner of OIF GP is MPM LP. The general partner of MPM LP is MPM GP. Dr. Ansbert Gadicke was a member of our board of directors and is a managing member and the managing director of MPM GP. Each of the entities and individuals listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address of these entities 450 Kendall Street, Cambridge, MA 02142.
(2)

Information herein is based on a Schedule 13G/A filed with the SEC on February 14, 2023 and information available to us. The number of shares shown includes (i) 1,034,059 shares of common stock and (ii) 6,475,000 shares of common stock issuable upon the conversion of Series A Preferred Stock, par value $0.0001 per share, or Preferred Stock. Biotechnology Value Fund, L.P., or BVF, is deemed to be the beneficial owner of 4,058,854 shares of common stock, 3,500,000 shares of which are issuable upon the conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. BVF I GP LLC, or BVF GP, is deemed to be the beneficial owner of 4,058,854 shares of common stock, 3,500,000 shares of which are issuable upon the conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. Biotechnology Value Fund II, L.P., or BVF2, is deemed to be the beneficial owner of 2,992,808 shares of common stock, 2,600,000 shares of which are issuable upon the conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. BVF II GP LLC, or BVF2 GP, is deemed to be the beneficial owner of 2,992,808 shares of common stock, 2,600,000 shares of which are issuable upon the conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. Biotechnology Value Trading Fund OS LP, or Trading Fund OS, is deemed to be the beneficial owner of 364,161 shares, all of which such entity reported having shared voting and dispositive power. BVF Partners OS Ltd., or Partners OS, is deemed to be the beneficial owner of 364,161 shares, 300,000 shares of which are issuable upon conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. A certain Partners’ managed account is deemed to be the beneficial owner of 93,236 shares of common stock, 75,000 shares of which are issuable upon the conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. BVF GP Holdings LLC, or BVF GPH, is deemed to be the beneficial owner of 7,051,662 shares of common stock, 6,100,000 shares of which are issuable upon conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. BVF Partners L.P., or Partners, is deemed to be the beneficial owner of 7,509,059 shares of common stock, 6,475,000 shares of which are issuable upon conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. BVF Inc. is deemed to be the beneficial owner of 7,509,059 shares of common stock, 6,475,000 shares of which are issuable upon conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. Mark N. Lampert is deemed to be the beneficial owner of 7,509,059 shares of common stock, 6,475,000 shares of which are issuable upon conversion of Preferred Stock, all of which he reported as having shared voting and dispositive power. BVF GP is the general partner of BVF. BVF2 GP is the general partner of BVF2. Partners OS is the general partner of Trading Fund OS. BVF GPH is the sole member of each of BVF GP and BVF2 GP. Partners is the investment manager of BVF, BVF2, Trading Fund OS and the Partners’ managed account and is the sole member of Partners OS. BVF Inc. is the general partner of Partners. Mr. Lampert is a director and officer of BVF Inc. The address for correspondence for BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners, BVF Inc. and Mr. Lampert is 44 Montgomery St., 40thFloor, San Francisco, California 94104. The address for correspondence for Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(3)

Information herein is solely based on a Schedule 13G/A filed with the SEC on February 15, 2023. Globeways Holdings Ltd., or Globeways is deemed to be the beneficial owner of 1,577,440 shares of common stock, all of which such entity reported having shared voting and dispositive power. F2 Bioscience I 2017 Ltd., or F2 Bioscience 2017 is deemed to be the beneficial owner of 537,392 shares of common stock, all of which such entity reported having shared voting and dispositive power. F2 MG Ltd., or F2 MG is deemed to be the beneficial owner of 548,333 shares of common stock, all of which such entity reported having shared voting and dispositive power. Globeways Holdings II Ltd., or Globeways II is deemed to be the beneficial owner of 1,013,334 shares of common stock, all of which such entity reported having shared voting and dispositive. F2-TPO Investments, LLC, or F2 TPO is deemed to be the beneficial owner of 622,175 shares of common stock, all of which such entity reported having shared voting and dispositive power. F2 Bio TD, LLC, or F2 Bio is deemed to be the beneficial owner of 71,599 shares, all of which such entity reported having shared voting and dispositive power. F2 MC, LLC, or F2 MC is deemed to be the beneficial owner of 214,798 shares of common stock, all of which such entity reported having shared voting and dispositive power. F2 GC, LLC, or F2 GC is deemed to be the beneficial owner of 104,762 shares of common stock, all of which such entity reported having shared voting and dispositive power. F2 Vision Management Sarl, or F2 Vision Management is deemed to be the beneficial owner of 985,394 shares of common stock, all of which such entity reported having shared voting and dispositive power. F2 Vision SCS, or F2 Vision is deemed to be the beneficial owner of 985,394 shares of common stock, all of which such entity reported having shared voting and dispositive power. Morana Jovan-Embiricos is deemed to be the beneficial owner of 3,783,971 shares of common stock, with respect to which she reported having sole voting and dispositive power over 207,803 shares and shared voting and dispositive power over 3,576,168 shares. Dr. Morana Jovan-Embiricos was a member of our board of directors and is the founding director and shareholder of Globeways, which is the appointed manager of each of F2 Bioscience 2017 and F2 MG. Dr. Morana Jovan-Embiricos is also the founder of Globeways’ wholly-owned subsidiary Globeways II, which is the appointed manager of F2 TPO, F2 MC, F2 GC and F2 Bio. Dr. Morana Jovan-Embiricos is also the founder of Globeways’ wholly-owned subsidiary F2 Vision Management, which is the appointed manager of F2 Vision. Dr. Morana Jovan-Embiricos makes investment decisions on behalf of all such entities with respect to shares held by such entities. The address for correspondence of Dr. Morana Jovan-Embiricos, Globeways, F2 Bioscience 2017 and Globeways II is c/o LJ Management (Suisse) SA, 7 Rue da la Confederation, Geneva 1204, Switzerland. The address for correspondence of F2 MG is c/o GISEV (Suisse) SA, Contrada di Sassello 2, 6900 Lugano, Switzerland. The address for correspondence of F2 TPO, F2 Bio, F2 GC and F2 MC is c/o Twin Focus, 75 Park Plaza, Boston, MA 02116 USA. The address for correspondence of F2 Vision and F2 Vision Management is c/o Atalux, 74 Grand-Rue, Luxembourg V8 L-1660.
(4)

Information herein is solely based on a Schedule 13G/A filed with the SEC on February 13, 2023. CHI Advisors LLC is deemed to be the beneficial owner of 3,317,544 shares of common stock, all of which such entity reported having sole voting and dispositive power. The address for correspondence of CHI Advisors LLC is 599 Lexington Avenue, 19th Floor, New York, New York 10022.

(5)

Information herein is solely based on a Schedule 13G/A filed with the SEC on February 9, 2023. The Vanguard Group is deemed to be the beneficial owner of 2,812,965 shares of common stock, with respect to which such entity reported having sole dispositive power over 2,780,265 shares, shared voting power over 17,057 shares and shared dispositive power over 32,200 shares. The address for correspondence of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)

Information herein is solely based on a Schedule 13G filed with the SEC on February 3, 2023. BlackRock, Inc. is deemed to be the beneficial owner of 2,506,215 shares of common stock, with respect to which such entity reported having sole voting power over 2,434,609 shares and sole dispositive power over 2,506,215 shares. The address for correspondence of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(7)

Consists of (i) 3,184 shares of common stock held by Mr. Ahmed, (ii) 4,542 shares underlying RSUs which are vested within 60 days of April 3, 2023 and (iii) 1,085,894 shares subject to options held by Mr. Ahmed which are vested and exercisable within 60 days of April 3, 2023.

(8)

Consists of (i) 281,268 shares of common stock held by an entity of which Dr. Baeuerle is Managing Director and has sole voting and investment power over these shares, (ii) 71,124 shares of common stock held by Dr. Baeuerle, (iii) 3,166 shares underlying RSUs held by Dr. Baeuerle which are vested within 60 days of April 3, 2023 and (iv) 843,577 shares subject to options held by Dr. Baeuerle which are vested and exercisable within 60 days of April 3, 2023.

(9)

Consists of (i) 9,413 shares of common stock held by Mr. Trigilio, (ii) 3,520 shares underlying RSUs which are vested within 60 days of April 3, 2023 and (iii) 260,427 shares subject to options held by Mr. Trigilio which are vested and exercisable within 60 days of April 3, 2023.

(10)	Consists of (i) 67,504 shares of common stock held by Mr. Ebeling and (ii) 92,024 shares subject to options held by Mr. Ebeling which are vested and exercisable within 60 days of April 3, 2023.
(11)	Consists of 12,294 shares subject to options held by Dr. Martin which are vested and exercisable within 60 days of April 3, 2023.

(12)	Consists of (i) 45,002 shares of common stock held by Mr. Rosenberg and (ii) 215,684 shares subject to options held by Mr. Rosenberg which are vested and exercisable within 60 days of April 3, 2023.
(13)	Consists of 24,659 shares subject to options held by Mr. Webster which are vested and exercisable within 60 days of April 3, 2023.
(14)

Consists of (i) 648,711 shares of common stock (ii) 20,020 shares underlying RSUs which are vested within 60 days of April 3, 2023 and (iii) 3,074,468 shares subject to options which are vested and exercisable within 60 days of April 3, 2023.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of holdings and transactions in securities of the Company with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of on Forms 3, 4 and 5 and any amendments thereto filed electronically with the SEC with respect to the most recent fiscal year and written representations from the reporting persons, we believe all Section 16(a) filing requirements were satisfied in 2022 with the exception of the Form 4 filed by Corinne Savill on July 21, 2022 reporting the sale of 5,042 shares of common stock on July 18, 2022.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Cullinan Oncology’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Cullinan Oncology’s independent registered public accounting firm, (3) the performance of Cullinan Oncology’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Cullinan Oncology’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Cullinan Oncology’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Cullinan Oncology for the fiscal year ended December 31, 2022. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Cullinan Oncology be included in Cullinan Oncology’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF CULLINAN ONCOLOGY, INC.
Stephen Webster, Chairperson
Thomas Ebeling
Anthony Rosenberg
April 21, 2023

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Cullinan Oncology, Inc., One Main Street, Suite 1350, Cambridge, Massachusetts 02142, Attention: Corporate Secretary, telephone: (617) 410-4650. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2024 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 31, 2023. However, if the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2024 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Cullinan Oncology, Inc., One Main Street, Suite 1350, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2024 annual meeting of stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 9, 2024 and no later than March 10, 2024. Stockholder proposals and the required notice should be addressed to Cullinan Oncology, Inc., One Main Street, Suite 1350, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.

In addition to satisfying the requirements under the bylaws described in the immediately preceding paragraph, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than our board of directors’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2024. However, if the date of the 2024 annual meeting is more than 30 days before or after the anniversary of the date of the 2023 annual meeting, then such notice must be delivered by the later of (x) the tenth day following the day we first publicly announce the date of the 2024 annual meeting and (y) the date which is 60 days prior to the date of the 2024 annual meeting.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

CULLINAN ONCOLOGY, INC. ONE MAIN STREET SUITE 1350 CAMBRIDGE, MA 02142 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, June 7, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/CGEM2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, June 7, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V11682-P92927 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CULLINAN ONCOLOGY, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. Election of the following individuals nominated to serve ! ! ! as Class III directors, for a three-year term ending at the annual meeting of stockholders to be held in 2026: Nominees: 01) Nadim Ahmed 02) Stephen Webster The Board of Directors recommends you vote FOR the following: For Against Abstain 2. Proposal to ratify the appointment of KPMG LLP as Cullinan Oncology’s independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2023. Note: The Board of Directors will consider and act upon any other business as may properly come before the annual meeting or any adjournment or postponement thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. V11683-P92927 ANNUAL MEETING OF STOCKHOLDERS June 8, 2023, 10:00 a.m. Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Nadim Ahmed and Jeffrey Trigilio, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Cullinan Oncology, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on June 8, 2023, virtually at www.virtualshareholdermeeting.com/CGEM2023, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF KPMG LLP AS CULLINAN ONCOLOGY’S ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023. Continued and to be signed on reverse side